Exhibit 99.1

Contact:
Kristen Petrillo
CKPR
(312) 616-3871
kpetrill@ckpr.biz

WELLCARE LAUNCHES
NATIONAL MEDICARE PRESCRIPTION DRUG PLAN

WellCare to Offer Three PDP Plans with No Deductible for Medicare Beneficiaries, Including One of the Lowest Premium Options Available

TAMPA, Fla. (September 23, 2005) WellCare Health Plans, Inc. (NYSE: WCG) today announced it has been selected by the Centers for Medicare & Medicaid Services (CMS) to provide prescription drug plan (PDP) coverage to Medicare beneficiaries nationwide. In addition, for most of the 10 million individuals who qualify for financial assistance, one of WellCare’s PDP plans will be offered with no monthly plan premium, no deductible, no coverage gap and lower drug co-payments in 49 states and the District of Columbia.

WellCare, a company with 20 years of health care experience, is one of the nation’s fastest-growing, publicly traded Medicare companies with more than 35 percent growth in 2005. Today, WellCare provides prescription drug coverage and other health plan coverage to people across the East Coast and Central United States. With the new Medicare prescription drug coverage, beneficiaries in all 50 states will be able to access affordable prescription drugs through WellCare’s nationwide network of more than 40,000 participating pharmacies.

“We are pleased to receive approval from CMS to offer affordable prescription drug coverage to Medicare beneficiaries,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “We look forward to telling Medicare beneficiaries about our three PDP offerings that could help the average American save up to 50 percent on their prescription drug costs.”

All WellCare PDP offerings feature no deductibles so beneficiaries can enjoy drug savings immediately. In addition, WellCare plan premiums, which range from $17.13 to $54.21, depending on the state and the plan, are among the lowest cost to consumers nationally.

WellCare and other plans must wait until October to provide additional 2006 benefit information. However, Medicare beneficiaries can register now to receive information in October by calling a special WellCare hotline at 866-800-6027 (TTY users call 877-247-6272) between 8 a.m. and 6 p.m. EST, Monday-Friday, or by visiting www.wellcare.com. The information will include a user-friendly guide that simplifies the PDP program along with helpful tools such as a drug-cost savings worksheet, tips on selecting the best plan, a sample list of covered drugs and a partial list of WellCare’s network of more than 40,000 participating pharmacies nationwide.

Overview of the New Medicare Prescription Drug Program

Medicare prescription drug coverage, also known as Medicare Part D, is a new multi-billion dollar investment by the federal government to provide all Medicare beneficiaries with prescription drug coverage. This new coverage begins on January 1, 2006. Forty-three million beneficiaries will be able to access this Medicare Part D coverage through stand-alone prescription drug plans, Medicare Advantage plans and through their employer retiree benefits.

“Prescription drug coverage is critical to millions of Americans,” said Ace Hodgin, M.D., an internist and the Chief Medical Officer of WellCare. “Our plans will help people get the prescriptions they need and save them money.”

Medicare beneficiaries who also qualify for Medicaid (estimated at about six million people nationwide) or qualify for financial assistance from CMS (estimated to be at least four million people nationwide) may be able to join WellCare’s qualified plan and receive benefits for no monthly plan premium, no deductible, no coverage gap and lower drug co-pays.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted exclusively to government sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 808,000 members in Florida, New York, Connecticut, Illinois, Indiana, Louisiana and Georgia. WellCare will provide stand-alone prescription drug plans on a national basis under the Medicare prescription drug program. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to WellCare’s expected 2005 and 2006 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission in June 2005, as amended, which contains discussions of the Company’s business and the various factors that may affect it.

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